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                                                                EXHIBIT (n)(b)

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to the Registration Statement of Eaton Vance Prime Rate Reserves of our report relating to Senior Debt Portfolio dated February 13, 1998, in the Statement of Additional Information, which is part of such Registration Statement.

We also consent to the reference to our firm under the captions "Auditors" and "Financial Statements" in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche
-------------------------
    Deloitte & Touche

Grand Cayman, Cayman Islands
British West Indies
March 26, 1998